Exhibit 99

1700 Lincoln Street, Suite 4700 Denver, CO 80203-4547 Phone: 303-837-1661 FAX: 303-861-4023

News Release

Company Contact: Brandon Day	February 24, 2021
Title: Investor Relations Manager	For immediate release
Phone: 303-837-1661
Email: Brandond@whiting.com

Whiting Petroleum Reports Fourth Quarter and Full Year 2020 Financial and Operating Results

Denver, February 24, 2021 – Whiting Petroleum Corporation (NYSE: WLL) (“Whiting” or the “Company”) today announced fourth quarter and full year 2020 results.

Fourth Quarter and Full-Year 2020 Highlights

●	Revenue was $212 million and $732 million for the quarter and year ending December 31, 2020, respectively
●	Net loss was $1.2 million or $0.03 per diluted share for the quarter ending December 31, 2020
●	Adjusted EBITDAX was $120 million and $382 million for the quarter and year ending December 31, 2020, respectively (see further discussion regarding the calculation of adjusted EBITDAX in "About Non-GAAP Financial Measures" below)

On September 1, 2020 (the “Emergence Date”) the Company emerged from voluntary bankruptcy under Chapter 11 of the Bankruptcy Code.  Beginning on the Emergence Date, the Company applied fresh start accounting, which resulted in a new basis of accounting, and became a new entity for financial reporting purposes.  As a result of the application of fresh start accounting and the effects of the implementation of the Company’s chapter 11 plan of reorganization, the consolidated financial statements after September 1, 2020 are not comparable with the consolidated financial statements on or prior to that date.  References to “Successor” refer to the Whiting entity after emergence from bankruptcy on the Emergence Date.  References to “Predecessor” refer to the Whiting entity prior to emergence from bankruptcy.  References to “Successor Period” refer to the period from September 1, 2020 through December 31, 2020.  References to “Current Predecessor YTD Period” refer to the period from January 1, 2020 through August 31, 2020.

Although GAAP requires that the Company report on results for the Successor Period and Current Predecessor YTD Period separately, our operating results are discussed below for the year ended December 31, 2020 by combining the results of the applicable Predecessor and Successor periods in order to provide the most meaningful comparison of our current results to prior periods.

Revenue for the fourth quarter of 2020 decreased $168 million to $212 million when comparing to the fourth quarter of 2019.  A decrease in total production, which was primarily due to reduced development activity during 2020, accounted for approximately $114 million of the change in revenue.  Lower commodity prices realized accounted for the remaining $54 million decrease in revenue between periods.

Net loss for the fourth quarter of 2020 was $1.2 million, or $0.03 per share, as compared to a net loss of $147 million, or $1.62 per share, for the fourth quarter of 2019.  Adjusted net income for the fourth quarter of 2020 was $56 million or $1.46 per share.  Adjusted net income and adjusted net income per share that exclude the effect of certain items are non-GAAP financial measures.  Adjusted net income and adjusted net income per share represent net income (loss) and diluted net income (loss) per share, respectively, as determined under U.S. GAAP excluding the effects of non-cash gains and losses on derivative instruments, property impairments, gains and losses on asset sales and gains and losses on extinguishment of debt as applicable.

Adjusted EBITDAX for the fourth quarter of 2020 was $120 million compared to $241 million for the fourth quarter of 2019.  Adjusted EBITDAX for the full-year of 2020 was $382 million compared to $979 million for the full-year of 2019.  The Company’s revenues and EBITDAX for 2020 were similarly affected by lower production volumes due to reduced development activity during the year in response to the prevailing commodity price environment.  This depressed commodity price environment also directly affected the Company’s results with lower prices received for its products.  These effects were partially offset by reduced general and administrative expenses and DD&A primarily due to cost control measures implemented by the Company and its reorganization under bankruptcy.  Select operating statistics are presented in the following tables:

Selected Operating and Financial Statistics

	Successor	Predecessor
	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Selected operating statistics:
Production
Oil (MBbl)	5,110	7,376
NGLs (MBbl)	1,546	1,886
Natural gas (MMcf)	10,709	12,316
Total production (MBOE)	8,441	11,315
Average prices
Oil (per Bbl):
Price received	$37.89	$48.67
Effect of crude oil hedging (1)	(0.55)	1.36
Realized price (2)	$37.34	$50.03
Weighted average NYMEX price (per Bbl) (3)	$42.59	$56.93
NGLs (per Bbl):
Realized price	$6.88	$8.79
Natural gas (per Mcf):
Price received	$0.75	$0.41
Effect of natural gas hedging (4)	(0.20)	-
Realized price	$0.55	$0.41
Weighted average NYMEX price (per MMBtu) (3)	$2.51	$2.44
Selected operating metrics
Sales price, net of hedging ($ per BOE)	$24.56	$34.53
Lease operating ($ per BOE)	6.57	6.37
Transportation, gathering, compression and other ($ per BOE)	0.72	0.91
Depreciation, depletion and amortization ($ per BOE)	6.80	18.06
General and administrative ($ per BOE)	1.35	3.11
Production and ad valorem taxes (% of sales revenue)	9%	9%

(1)

Whiting paid $3 million and received $10 million in pre-tax cash settlements on crude oil hedges during the three months ended December 31, 2020 and 2019, respectively.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

(2)

Whiting’s price received for oil was reduced by $2.43 per Bbl during the three months ended December 31, 2019 due to deficiency payments under a contract in the Company’s Redtail field.  This contract ended in April 2020.

(3)	Average NYMEX prices weighted for monthly production volumes.

(4)   Whiting paid $2 million in pre-tax cash settlements on natural gas hedges during the three months ended December 31, 2020.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

	Successor	Predecessor	Non-GAAP	Predecessor
	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020	Year Ended December 31, 2019
Selected operating statistics:
Production
Oil (MBbl)	6,857	15,273	22,130	29,811
NGLs (MBbl)	2,104	4,522	6,626	7,596
Natural gas (MMcf)	14,340	29,667	44,007	50,483
Total production (MBOE)	11,351	24,740	36,091	45,820
Average prices
Oil (per Bbl):
Price received	$37.05	$28.86	$31.40	$50.06
Effect of crude oil hedging (1)	(0.34)	3.00	1.96	0.83
Realized price (2)	$36.71	$31.86	$33.36	$50.89
Weighted average NYMEX price (per Bbl) (3)	$41.84	$38.23	$39.35	$56.97
NGLs (per Bbl):
Realized price	$5.90	$4.45	$4.91	$6.76
Natural gas (per Mcf):
Price received	$0.48	$(0.06)	$0.11	$0.57
Effect of natural gas hedging (4)	(0.11)	(0.01)	(0.04)	-
Realized price	$0.37	$(0.07)	$0.07	$0.57
Weighted average NYMEX price (per MMBtu) (3)	$2.44	$1.76	$1.98	$2.58
Selected operating metrics
Sales price, net of hedging ($ per BOE)	$23.74	$20.39	$21.44	$34.86
Lease operating ($ per BOE)	6.52	6.40	6.43	7.17
Transportation, gathering, compression and other ($ per BOE)	0.71	0.90	0.84	0.93
Depreciation, depletion and amortization ($ per BOE)	6.83	13.69	11.53	17.82
General and administrative ($ per BOE)	1.91	3.71	3.15	2.89
Production and ad valorem taxes (% of sales revenue)	9%	9%	9%	9%

(1)

Whiting received $43 million and $25 million in pre-tax cash settlements on crude oil hedges during the year ended December 31, 2020 and 2019, respectively.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

(2)

Whiting’s realized oil prices were reduced by $2.14 per Bbl during the year December 31, 2019, due to deficiency payments under a contract in the Company’s Redtail field.  This contract ended in April 2020.

(3)	Average NYMEX prices weighted for monthly production volumes.
(4)

Whiting paid $2 million in pre-tax cash settlements on natural gas hedges during the year ended December 31, 2020.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

Liquidity

As of December 31, 2020, the Company had a $750 million revolving credit facility with borrowings of $360 million and letters of credit of $2 million outstanding.  The resulting total availability of $388 million along with $26 million in unrestricted cash resulted in total liquidity of $414 million.  The Company has continued to pay down its revolver facility, with outstanding borrowings estimated to be $275 million as of February 28, 2021.  Since emergence from bankruptcy on September 1, 2020, the Company is estimated to have reduced its outstanding borrowings on its revolver facility by approximately $150 million as of February 28, 2021.  Whiting expects to continue to fund its operations fully within operating cash flow while reducing its debt through at least 2021.

Commodity Price Hedging

Whiting currently has approximately 70% of its forecasted crude oil production and 75% of its natural gas production hedged for 2021.  The Company uses commodity hedges in order to reduce the effects of commodity price volatility and to adhere to the requirements of its credit facility.  The following table summarizes Whiting’s hedging positions as of February 24, 2021:

					Weighted Average Prices
Settlement Period	Index	Derivative Instrument	Total Volumes	Units	Swap Price	Floor	Ceiling
Crude Oil
2021(1)	NYMEX WTI	Fixed Price Swaps	5,523	MBbl	$44.36	-	-
2021(1)	NYMEX WTI	Two-way Collars	6,212	MBbl	-	$38.86	$47.09
2022	NYMEX WTI	Fixed Price Swaps	630	MBbl	$54.30	-	-
2022	NYMEX WTI	Two-way Collars	8,460	MBbl	-	$41.95	$52.35
2023(2)	NYMEX WTI	Two-way Collars	1,980	MBbl	-	$45.77	$56.01
		Total	22,805
Natural Gas
2021(3)	NYMEX Henry Hub	Fixed Price Swaps	16,290	BBtu	$2.80	-	-
2021(3)	NYMEX Henry Hub	Two-way Collars	9,180	BBtu	-	$2.60	$2.79
2022	NYMEX Henry Hub	Fixed Price Swaps	3,390	BBtu	$2.65	-	-
2022	NYMEX Henry Hub	Two-way Collars	10,720	BBtu	-	$2.35	$2.85
2023(2)	NYMEX Henry Hub	Two-way Collars	1,800	BBtu	-	$2.60	$3.05
		Total	41,380

(1)	Includes settlement periods of February through December 2021.
(2)	Includes settlement periods of January through March 2023.
(3)	Includes settlement periods of March through December 2021.

Outlook for Full-Year 2021

The following table summarizes the Company’s previously provided 2021 guidance, which was based on $45 WTI crude oil and remains unchanged:

he following table provides guidance for the full-year 2021 based on current forecasts.

Full-Year 2021 Guidance
Production (MBOE per day)	82 - 88
Oil production (MBO per day)	48 - 52
Capital expenditures (MM)	$ 228 - $ 252
Lease operating expense (MM)	$ 220 - $ 245
General and administrative cash expense (MM)	$ 48 - $ 52

The Company currently has one drilling rig operating in its Sanish Field in North Dakota as well as one completion crew operating in the Foreman Butte/Hidden Bench areas.  With the previously announced development program the Company expected to generate in excess of $150 million of free cash flow.  Anticipating commodity price fluctuation throughout the year and considering that oil revenue represents over 90% of Whiting’s revenues, the Company expects a $1 change in WTI to impact free cash flow by approximately $10 million, subject to the effect of hedges at certain prices.

Management Comment

Lynn A. Peterson, President and CEO of WLL commented, "2020 was a demanding year for the Company and its staff, as it managed through bankruptcy and the significant impacts of the Covid-19 pandemic.  As an organization, we had to change the way we operate, and the staff worked tirelessly through the year adapting to new work habits while facing the challenges that the pandemic caused in almost all aspects of life.  For that I want to commend our employees for their efforts.  The Company has made significant strides in driving down costs as evidenced by our previous operational release.  We have attempted to right size the staff to the Company’s current activity levels and these efforts can be evidenced by the $71 million in net cash provided by operating activities and nearly $90 million of free cash flow during the fourth quarter of 2020.  We believe Whiting exited the year well positioned financially and operationally with an exciting opportunity ahead of us to redefine how we fit within the energy sector.”

Conference Call

Whiting will host a conference call on Thursday, February 25, 2021 at 9:00 a.m. Eastern time (7:00 a.m. Mountain time) to discuss these results.  The call will be conducted by President and CEO Lynn A. Peterson, CFO James Henderson, COO Charles J. Rimer and IR Manager Brandon Day.  A Q&A session will immediately follow the discussion of the results for the quarter.

To participate in this call please dial:

Domestic Dial-in Number: (877) 328-5506

International Dial-in Number: (412) 317-5422

Webcast URL:  https://dpregister.com/sreg/10152247/e26abb863d

Replay Information:

Conference ID #:  10152247

Replay Dial-In (Toll Free U.S. & Canada): (877) 344-7529 (U.S.), (855) 669-9658 (Canada)

Replay Dial-In (International): (412) 317-0088

Expiration Date: March 04, 2021

Selected Financial Data

For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the Securities and Exchange Commission.

	Successor	Predecessor
	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Selected financial data:
(In thousands, except per share data)
Total operating revenues	$212,274	$380,601
Total operating expenses	207,502	412,454
Total other expense, net	5,822	42,041
Net loss	(1,197)	(147,487)
Per basic share	(0.03)	(1.62)
Per diluted share	(0.03)	(1.62)
Adjusted net income (loss) (1)	55,543	(20,414)
Per basic share	1.46	(0.22)
Per diluted share	1.46	(0.22)
Adjusted EBITDAX (1)	119,825	240,872

(1)	Reconciliations of net loss to adjusted net income (loss) and adjusted EBITDAX are included later in this news release.

	Successor	Predecessor	Non-GAAP	Predecessor
	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020	Year Ended December 31, 2019
Selected financial data:
(In thousands, except per share data)
Total operating revenues	$273,358	$459,004	$732,362	$1,572,245
Total operating expenses	238,379	4,651,298	4,889,677	1,559,576
Total other (income) expense, net	7,944	(170,459)	(162,515)	181,615
Net income (loss)	39,073	(3,965,461)	(3,926,388)	(241,166)
Per basic share (1)	1.03	(43.37)	(103.11)	(2.64)
Per diluted share (1)	1.03	(43.37)	(103.11)	(2.64)
Adjusted net income (loss) (2)	63,794	(209,656)	(145,862)	(78,236)
Per basic share (1)	1.68	(2.29)	(3.83)	(0.86)
Per diluted share (1)	1.67	(2.29)	(3.83)	(0.86)
Adjusted EBITDAX (2)	154,521	227,580	382,101	979,048

(1)

For the combined year ended December 31, 2020, the Company used the Successor’s basic and diluted weighted average share counts for the four months ended December 31, 2020 to calculate per share amounts.  Refer to the Consolidated Statement of Operations presented later in this release for share counts used.

(2)	Reconciliations of net income (loss) to adjusted net income (loss) and adjusted EBITDAX are included later in this news release.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	Successor	Predecessor
	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$25,607	$8,652
Restricted cash	2,760	-
Accounts receivable trade, net	142,830	308,249
Prepaid expenses and other	19,224	14,082
Total current assets	190,421	330,983
Property and equipment:
Oil and gas properties, successful efforts method	1,812,601	12,812,007
Other property and equipment	74,064	178,689
Total property and equipment	1,886,665	12,990,696
Less accumulated depreciation, depletion and amortization	(73,869)	(5,735,239)
Total property and equipment, net	1,812,796	7,255,457
Other long-term assets	40,723	50,281
TOTAL ASSETS	$2,043,940	$7,636,721

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	Successor	Predecessor
	December 31,	December 31,
	2020	2019
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable trade	$23,697	$80,100
Revenues and royalties payable	151,196	202,010
Accrued capital expenditures	20,155	64,263
Accrued liabilities and other	36,170	53,597
Accrued lease operating expenses	23,457	38,262
Accrued interest	476	53,928
Taxes payable	11,997	26,844
Derivative liabilities	49,485	10,285
Accrued employee compensation and benefits	5,361	21,125
Total current liabilities	321,994	550,414
Long-term debt	360,000	2,799,885
Asset retirement obligations	91,864	131,208
Operating lease obligations	17,415	31,722
Deferred income taxes	-	73,593
Other long-term liabilities	23,863	24,928
Total liabilities	815,136	3,611,750
Commitments and contingencies
Equity:
Predecessor common stock, $0.001 par value, 225,000,000 shares authorized; 91,743,571 issued and 91,326,469 outstanding as of December 31, 2019	-	92
Successor common stock, $0.001 par value, 500,000,000 shares authorized; 38,051,125 issued and outstanding as of December 31, 2020	38	-
Additional paid-in capital	1,189,693	6,409,991
Accumulated earnings (deficit)	39,073	(2,385,112)
Total equity	1,228,804	4,024,971
TOTAL LIABILITIES AND EQUITY	$2,043,940	$7,636,721

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Successor	Predecessor
	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
OPERATING REVENUES
Oil, NGL and natural gas sales	$212,274	$380,601
OPERATING EXPENSES
Lease operating expenses	55,455	72,043
Transportation, gathering, compression and other	6,058	10,293
Production and ad valorem taxes	18,242	35,416
Depreciation, depletion and amortization	57,392	204,322
Exploration and impairment	3,658	10,693
General and administrative	11,389	35,172
Derivative loss, net	55,308	46,338
Loss on sale of properties	-	283
Amortization of deferred gain on sale	-	(2,106)
Total operating expenses	207,502	412,454
INCOME (LOSS) FROM OPERATIONS	4,772	(31,853)
OTHER INCOME (EXPENSE)
Interest expense	(5,952)	(45,773)
Gain on extinguishment of debt	-	3,232
Interest income and other	130	500
Reorganization items, net	-	-
Total other income (expense)	(5,822)	(42,041)
LOSS BEFORE INCOME TAXES	(1,050)	(73,894)
INCOME TAX EXPENSE		-
Current	147	-
Deferred	-	73,593
Income tax expense	147	73,593
NET LOSS	$(1,197)	$(147,487)
LOSS PER COMMON SHARE
Basic	$(0.03)	$(1.62)
Diluted	$(0.03)	$(1.62)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	38,090	91,317
Diluted	38,090	91,317

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Successor	Predecessor	Non-GAAP	Predecessor
	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020	Year Ended December 31, 2019
OPERATING REVENUES
Oil, NGL and natural gas sales	$273,358	$459,004	$732,362	$1,572,245
OPERATING EXPENSES
Lease operating expenses	73,981	158,228	232,209	328,427
Transportation, gathering, compression and other	8,038	22,266	30,304	42,438
Production and ad valorem taxes	24,150	41,204	65,354	138,212
Depreciation, depletion and amortization	77,502	338,757	416,259	816,488
Exploration and impairment	7,865	4,184,830	4,192,695	54,738
General and administrative	21,734	91,816	113,550	132,609
Derivative (gain) loss, net	24,714	(181,614)	(156,900)	53,769
Loss on sale of properties	395	927	1,322	1,964
Amortization of deferred gain on sale	-	(5,116)	(5,116)	(9,069)
Total operating expenses	238,379	4,651,298	4,889,677	1,559,576
INCOME (LOSS) FROM OPERATIONS	34,979	(4,192,294)	(4,157,315)	12,669
OTHER INCOME (EXPENSE)
Interest expense	(8,080)	(73,054)	(81,134)	(191,047)
Gain on extinguishment of debt	-	25,883	25,883	7,830
Interest income and other	136	211	347	1,602
Reorganization items, net	-	217,419	217,419	-
Total other income (expense)	(7,944)	170,459	162,515	(181,615)
INCOME (LOSS) BEFORE INCOME TAXES	27,035	(4,021,835)	(3,994,800)	(168,946)
INCOME TAX EXPENSE (BENEFIT)
Current	2,463	2,718	5,181	-
Deferred	(14,501)	(59,092)	(73,593)	72,220
Income tax expense (benefit)	(12,038)	(56,374)	(68,412)	72,220
NET INCOME (LOSS)	$39,073	$(3,965,461)	$(3,926,388)	$(241,166)
INCOME (LOSS) PER COMMON SHARE
Basic	$1.03	$(43.37)	$(103.11)	$(2.64)
Diluted	$1.03	$(43.37)	$(103.11)	$(2.64)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	38,080	91,423	38,080	91,285
Diluted	38,119	91,423	38,080	91,285

About Non-GAAP Financial Measures

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(in thousands, except per share data)

	Successor	Predecessor
	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Net loss	$(1,197)	$(147,487)
Adjustments:
Amortization of deferred gain on sale	-	(2,106)
Loss on sale of properties	-	283
Impairment expense	3,233	2,137
Gain on extinguishment of debt	-	(3,232)
Total measure of derivative loss reported under U.S. GAAP	55,308	46,338
Total net cash settlements received (paid) on commodity derivatives during the period	(4,973)	10,060
Restructuring and other significant cost drivers (1)	3,025	-
Tax impact of basis difference for Whiting Canadian Holding Company ULC	147	73,593
Adjusted net income (loss) (2)	$55,543	$(20,414)
Adjusted net income (loss) per share, basic	$1.46	$(0.22)
Adjusted net income (loss) per share, diluted	$1.46	$(0.22)

(1)	Includes charges related to a legal settlement as well as third-party advisory and legal fees incurred after emerging from chapter 11 bankruptcy.
(2)

Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures.  Management believes they provide useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that adjusted net income (loss) is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted net income (loss) and adjusted net income (loss) per share should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(in thousands, except per share data)

	Successor	Predecessor	Non-GAAP	Predecessor
	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020	Year Ended December 31, 2019
Net income (loss)	$39,073	$(3,965,461)	$(3,926,388)	$(241,166)
Adjustments:
Amortization of deferred gain on sale	-	(5,116)	(5,116)	(9,069)
Loss on sale of properties	395	927	1,322	1,964
Impairment expense	3,233	4,161,885	4,165,118	17,866
Gain on extinguishment of debt	-	(25,883)	(25,883)	(7,830)
Total measure of derivative (gain) loss reported under U.S. GAAP	24,714	(181,614)	(156,900)	53,769
Total net cash settlements received (paid) on commodity derivatives during the period	(3,942)	45,483	41,541	24,857
Reorganization items, net	-	(217,419)	(217,419)	-
Restructuring and other significant cost drivers (1)	12,359	32,888	45,247	7,780
Tax impact of basis difference for Whiting Canadian Holding Company ULC	(12,038)	(55,346)	(67,384)	73,593
Adjusted net income (loss) (2)	$63,794	$(209,656)	$(145,862)	$(78,236)
Adjusted net income (loss) per share, basic (3)	$1.68	$(2.29)	$(3.83)	$(0.86)
Adjusted net income (loss) per share, diluted (3)	$1.67	$(2.29)	$(3.83)	$(0.86)

(1)

Includes severance and restructuring charges incurred during two separate company restructurings in August 2019 and September 2020, cash retention incentives paid to Predecessor executives and directors in 2020, third-party advisory and legal fees incurred prior to filing for and after emerging from chapter 11 bankruptcy and litigation settlements.

(2)

Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures.  Management believes they provide useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that adjusted net income (loss) is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted net income (loss) and adjusted net income (loss) per share should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

(3)

For the combined year ended December 31, 2020, the Company used the Successor’s basic and diluted weighted average share counts for the four months ended December 31, 2020 to calculate per share amounts.  Refer to the Consolidated Statement of Operations presented earlier in this release for share counts used.

.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAX

(in thousands)

	Successor	Predecessor
	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Net loss	$(1,197)	$(147,487)
Interest expense	5,952	45,773
Interest income	(2)	-
Income tax expense	147	73,593
Depreciation, depletion and amortization	57,392	204,322
Amortization of deferred gain on sale	-	(2,106)
Total measure of derivative loss reported under U.S. GAAP	55,308	46,338
Total cash settlements received (paid) on commodity derivatives during the period, net of premiums/costs	(4,973)	10,060
Non-cash stock-based compensation	515	2,635
Gain on extinguishment of debt	-	(3,232)
Loss on sale of properties	-	283
Impairment expense	3,233	2,136
Restructuring and other significant cost drivers (1)	3,025	-
Adjusted EBITDA (2)	119,400	232,315
Exploration expense	425	8,557
Adjusted EBITDAX (2)	$119,825	$240,872

(1)	Includes charges related to a legal settlement as well as third-party advisory and legal fees incurred after emerging from chapter 11 bankruptcy.
(2)

Adjusted EBITDA and Adjusted EBITDAX are non-GAAP measures.  Such measures are presented because management believes they provide useful information to investors for analysis of the Company’s ability to internally fund debt service, working capital requirements, acquisitions and exploration and development.  Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDAX for the three months ended December 31, 2019 were recast to conform with the current presentation.  The revised presentation more closely aligns with similar non-GAAP measures presented by the Company’s peers as well as the Company’s definitions of such measures.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAX

(in thousands)

	Successor	Predecessor	Non-GAAP	Predecessor
	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020	Year Ended December 31, 2019
Net income (loss)	$39,073	$(3,965,461)	$(3,926,388)	$(241,166)
Interest expense	8,080	73,054	81,134	191,047
Interest income	(2)	(211)	(213)	(2)
Income tax expense (benefit)	(12,038)	(56,374)	(68,412)	72,220
Depreciation, depletion and amortization	77,502	338,757	416,259	816,488
Amortization of deferred gain on sale	-	(5,116)	(5,116)	(9,069)
Total measure of derivative (gain) loss reported under U.S. GAAP	24,714	(181,614)	(156,900)	53,769
Total cash settlements received (paid) on commodity derivatives during the period, net of premiums/costs	(3,942)	45,483	41,541	24,857
Non-cash stock-based compensation	515	3,719	4,234	7,721
Gain on extinguishment of debt	-	(25,883)	(25,883)	(7,830)
Loss on sale of properties	395	927	1,322	1,964
Impairment expense	3,233	4,161,885	4,165,118	17,866
Reorganization items, net	-	(217,419)	(217,419)	-
Restructuring and other significant cost drivers (1)	12,359	32,888	45,247	14,311
Adjusted EBITDA (2)	149,889	204,635	354,524	942,176
Exploration expense	4,632	22,945	27,577	36,872
Adjusted EBITDAX (2)	$154,521	$227,580	$382,101	$979,048

(1)

Includes severance and restructuring charges incurred during two separate company restructurings in August 2019 and September 2020, cash retention incentives paid to Predecessor executives and directors in 2020, third-party advisory and legal fees incurred prior to filing for and after emerging from chapter 11 bankruptcy and litigation settlements.  The restructuring charges for the year ended December 31, 2019 exclude forfeitures of $7 million related to non-cash stock-based compensation which are reflected in “non-cash stock-based compensation.”

(2)

Adjusted EBITDA and Adjusted EBITDAX are non-GAAP measures.  Such measures are presented because management believes they provide useful information to investors for analysis of the Company’s ability to internally fund debt service, working capital requirements, acquisitions and exploration and development.  Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDAX for the year ended December 31, 2019 were recast to conform with the current presentation.  The revised presentation more closely aligns with similar non-GAAP measures presented by the Company’s peers as well as the Company’s definitions of such measures.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow and

Free Cash Flow

(in thousands)

	Successor	Predecessor
	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Net cash provided by operating activities	$70,528	$235,035
Changes in working capital	39,314	(46,352)
Capital expenditures	(20,504)	(102,702)
Free cash flow (1)	$89,338	$85,981

	Successor	Predecessor	Non-GAAP	Predecessor
	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020	Year Ended December 31, 2019
Net cash provided by operating activities	$82,168	$112,613	$194,781	$755,960
Changes in working capital	44,318	(59,815)	(15,497)	7,848
Capital expenditures	(23,993)	(185,362)	(209,355)	(778,254)
Free cash flow (1)	$102,493	$(132,564)	$(30,071)	$(14,446)

(1)

Free cash flow is a non-GAAP measure.  Such measure is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions and development activity and reduce its borrowings outstanding under its revolving credit facility.  Such measure should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company engaged in the development, production and acquisition of crude oil, NGLs and natural gas primarily in the Rocky Mountains region of the United States.  The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana and the Niobrara play in northeast Colorado.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements.  When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: risks associated with our emergence from bankruptcy; declines in, or extended periods of low oil, NGL or natural gas prices; the occurrence of epidemic or pandemic diseases, including the coronavirus pandemic; actions of the Organization of Petroleum Exporting Countries and other oil exporting nations to set and maintain production levels; the potential shutdown of the Dakota Access Pipeline; our level of success in development and production activities; impacts resulting from the allocation of resources among our strategic opportunities; our ability to replace our oil and natural gas reserves; the geographic concentration of our operations; our inability to access oil and gas markets due to market conditions or operational impediments; market availability of, and risks associated with, transport of oil and gas; weakened differentials impacting the price we receive for oil and natural gas; our ability to successfully complete asset acquisitions and dispositions and the risks related thereto; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; the timing of our development expenditures; properties that we acquire may not produce as projected and may have unidentified liabilities; adverse weather conditions that may negatively impact development or production activities; we may incur substantial losses and be subject to liability claims as a result of our oil and gas operations, including uninsured or underinsured losses resulting from our oil and gas operations; lack of control over non-operated properties; unforeseen underperformance of or liabilities associated with acquired properties or other strategic partnerships or investments; competition in the oil and gas industry; cybersecurity attacks or failures of our telecommunication and other information technology infrastructure; our ability to comply with debt covenants, periodic redeterminations of the borrowing base under our Exit Credit Agreement and our ability to generate sufficient cash flows from operations to service our indebtedness; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; inaccuracies of our reserve estimates or our assumptions underlying them; the impacts of hedging on our results of operations; our ability to use net operating loss carryforwards in future periods; impacts to financial statements as a result of impairment write-downs and other cash and noncash charges; the impact of negative shifts in investor sentiment towards the oil and gas industry; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; the Biden administration could enact regulations that impose more onerous permitting and other costly environmental health and safety requirements; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws that could have a negative effect on the oil and gas industry; impacts of local regulations, climate change issues, negative perception of our industry and corporate governance standards; negative impacts from litigation and legal proceedings; and other risks described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2020.  We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.